Exhibit 1.1

EXECUTION VERSION

STEALTHGAS INC.

3,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: August 5, 2014

i

EXHIBITS

Exhibit A	–	[Reserved]
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Local Counsel Opinions
Exhibit G	–	Price-Related Information
Exhibit H	–	Issuer General Use Free Writing Prospectuses
Exhibit I	–	Owned Vessels
Exhibit J	–	Vessel Acquisition Agreements

ii

STEALTHGAS INC.

3,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 5, 2014

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, Louisiana 70130

Ladies and Gentlemen:

StealthGas Inc., a Marshall Islands corporation (the “Company”), confirms its agreement with Global Hunter Securities, LLC (the “Underwriter”) with respect to the issue and sale by the Company of a total of 3,500,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriter of the Securities. Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriter proposes to make an underwritten registered offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a prospectus supplement dated August 5, 2014 relating to the Securities (the “Prospectus Supplement”) and a related prospectus dated July 26, 2013 (the “Base Prospectus”). The Prospectus Supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on July 16, 2013.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an Annual Report on Form 20-F (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2), and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriter, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (if any) and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriter for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(b) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, the Company was not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus (if any), each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriter in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriter, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(e) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Pre-Pricing Prospectus and the Prospectus under the caption “Summary Historical Consolidated Financial and Other Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) since March 2009, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshall Islands and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in Greece and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than Greece) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Exhibit 8 to the Company’s most recent Annual Report on Form 20-F filed with the Commission accurately sets forth the name of each subsidiary of the Company and its jurisdiction of organization, other than subsidiaries omitted from such exhibit in accordance with the first sentence of clause (ii) of Section 21 of Item 601 of Regulation S-K of the Commission. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Material Subsidiaries.” The total assets of the subsidiaries other than those marked with an asterisk on Exhibit B hereto (the “Subject Subsidiaries”) and the Company, in each case excluding any of their respective subsidiaries other than Subject Subsidiaries, determined on a consolidated basis, are equal to at least 90% of the total consolidated assets of the Company and its consolidated subsidiaries; for the year ended December 31, 2013, the total revenues, operating income and net income of Subject Subsidiaries and the Company, in each case excluding any of their respective subsidiaries other than Subject Subsidiaries, determined on a consolidated basis, were equal to at least 90% of the total consolidated revenues, operating income and net income, respectively, of the Company and its consolidated subsidiaries for such period.

(i) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Securities by the Underwriter on the Closing Date, the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As Further Adjusted” and in the corresponding line items under such caption (in each case except for issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(l) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, all outstanding warrants and convertible securities, and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(m) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(n) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets, including any vessel owned by the Company or any of its subsidiaries, is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(p) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Description of Capital Stock,” and “Tax Considerations” and the information in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013 under the captions “Service of Process and Enforcement of Liabilities”, “Business Overview—Environmental and other Regulations,” “Major Shareholders and Related Party Transactions—Related Party Transactions,” “Financial Information—Legal Proceedings,” “Additional Information—Share Capital,” “Additional Information—Articles of Incorporation and Bylaws,” and “Additional Information—Exchange Controls and Other Limitations Affecting Stockholders,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(q) Possession of Intellectual Property. The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(r) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such

Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(t) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets (other than with respect to the Owned Vessels, as described in Subsection (v) hereof) owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(u) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(v) Title to Vessels. All of the vessels described in the Registration Statement, the General Disclosure Package and the Prospectus are owned directly (or as set forth in the Registration Statement, the General Disclosure Package and the Prospectus) by subsidiaries of the Company; each of the vessels listed on Exhibit I (the “Owned Vessels”) hereto has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Exhibit I in the sole ownership of the subsidiary of the Company set forth opposite its name on Exhibit I hereto; each such subsidiary of the Company has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those liens as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and such other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect.

(w) Vessel Compliance. Each Owned Vessel is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any international, national, state or local regulatory agencies or bodies, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company and each applicable subsidiary are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, such permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(x) Vessel Classification. Each Owned Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(y) Absence of Vessel Loss. Since the date of the last audited Company financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a material partial loss or total loss of or to any of the Owned Vessels, whether actual or constructive, (ii) no Owned Vessel has been arrested or requisitioned for title or hire and (iii) neither the Company nor any of the subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(z) Absence of Vessel Contract Modification. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Vessel Acquisition Agreements (as defined below) have been terminated, amended, modified, supplemented or waived; neither the Company nor any subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any Vessel Acquisition Agreement; and no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any Vessel Acquisition Agreement has been threatened by the Company or any subsidiary or, to the knowledge of the Company, any other party to any Vessel Acquisition Agreement.

(aa) Material Agreements. (i) each of (x) the amended and restated management agreement dated January 1, 2007 between the Company and Stealth Maritime Corporation S.A. (the

“Management Agreement”) and (y) the agreements set forth in Exhibit J of this Agreement (the “Vessel Acquisition Agreements”) to purchase the newbuilding LPG carriers (as described in the General Disclosure Package and the Prospectus), has been duly authorized, executed and delivered by the Company or one of its subsidiaries and, assuming the due authorization, execution and delivery by the other parties thereto, the Company has no reason to believe the Management Agreement and the Vessel Acquisition Agreements do not constitute valid and binding agreements of each such party enforceable against each such party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization moratorium or similar laws relating to or affecting creditors’ rights generally and by general principals of equity); and (ii) each of the Management Agreement and the Vessel Acquisition Agreements conforms in all material respects to the description thereof in the General Disclosure Package and the Prospectus

(bb) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is, or has been, in violation of any international, federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, and including conventions adopted by the International Maritime Organization, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, oily bilge water, harmful organisms or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and to the knowledge of the Company, there is no condition or circumstance that would reasonably be expected to prevent, impede or add material expense to compliance with applicable Environmental Laws in the future, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, (E) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and (F) neither the Company nor its subsidiaries reasonably anticipates material capital expenditures relating to any Environmental Laws.

(cc) Environmental Compliance Review. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for environmental remediation, for closure of properties or for compliance with Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given any notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(ee) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company.

(ff) Nasdaq. The outstanding shares of Common Stock are listed on the Nasdaq Global Select Market and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Select Market.

(gg) FINRA Matters. All of the information provided by the Company to the Underwriter or to counsel for the Underwriter in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(hh) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as would not reasonably be expected to have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(jj) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(kk) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Underwriter with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(mm) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(nn) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Underwriter.

(oo) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(pp) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce’s Bureau of Industry Security (“BIS”), the U.S. Department of State (including by way of its designation of state sponsors of terrorism), the U.S. Department of Defense’s Directorate of Defense Trade Controls (“DDTC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. Neither the Company nor any of its affiliates (i) is or has been in the last five years under investigation for any alleged violation of Sanctions, (ii) has been adjudged to have violated any Sanctions or assessed civil penalties under any Sanctions or (iii) is aware of any facts or circumstances, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, that might constitute a violation by the Company of any Sanctions. The Company has taken all necessary and appropriate measures to ensure that the Company and each of its affiliates is and will continue to be in compliance with all Sanctions, including without limitation the Iran Threat Reduction and Syria Human Rights Act of 2012. The Company will not use any of the proceeds from the sale of the Securities, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company will use its best efforts to include in all charter agreements executed after the date of execution of this Agreement the requirement that the Company’s vessels may not enter and that the charterer will take all steps necessary to prevent entry into any port of call that is located in any country or territory that, at that time, is the subject of Sanctions to the extent that such entry would expose the Company or any party to this Agreement to Sanctions.

(rr) Employee Matters. No breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect exists. The filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect has not occurred and is not reasonably likely to occur.

(ss) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with the Underwriter or any bank or other lending institution affiliated with the Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by the Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to the Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and the Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(tt) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(uu) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriter hereunder.

(vv) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(ww) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by any other persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Underwriter.

(xx) Offering Materials. Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the

Underwriter), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(yy) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(zz) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions and other fees payable as disclosed in the General Disclosure Package and the Prospectus in connection with the sale of the Securities to the Underwriter pursuant to this Agreement.

(aaa) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(bbb) Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Marshall Islands or Greece.

(ccc) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd) Solvency. The assets of the Company at their fair valuation exceed the liabilities of the Company, including contingent and prospective liabilities, the capital of the Company is adequate to conduct the business of the Company and the Company has the ability to pay its debts and obligations including contingent and prospective obligations as such debts mature and the Company does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature. In addition, the Company is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code).

(eee) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(fff) Actively-Traded Security. The Common Stock is an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the 1934 Act with an Average Daily Trading Volume of at least $1.0 million (as provided in Regulation M) and a public float of at least $150.0 million (as defined in Regulation M).

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter the Securities, and the Underwriter agrees to purchase the Securities, at a price of $9.725 per share; provided that with respect to an aggregate 2,095,455 of the Securities allocated at the direction of the Company (the “Company Identified Shares”), the Underwriters shall purchase such Company Identified Shares at the Offering Price of $10.00 per share.

(b) [Reserved].

(c) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Proskauer Rose LLP, Eleven Times Square, NY, NY 10036, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on August 11, 2014, or such other time not later than five business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Date”). Delivery of the Securities shall be made and delivery of payment therefor shall be made on the same day. The Company and the Underwriter agree that the Securities may be sold by the Company during one or more closings. The time and date of any closing subsequent to the Closing Date is called the “Subsequent Closing Date”. The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date or any Subsequent Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus. In the event of a subsequent closing, the Company agrees to confirm it has complied with all covenants since the Closing Date, and agrees to provide such other certificates and documents as may be reasonably requested by counsel to the Underwriter. As used herein, the term “Closing Date” shall refer to the Closing Date and each Subsequent Closing Date, as applicable.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in such case against delivery to the Underwriter for its own account of the Securities to be purchased by it.

(d) Delivery of Securities. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Underwriter with a copy of any comment letters and any transcript of oral comments, and shall furnish the Underwriter with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Underwriter or counsel for the Underwriter shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Underwriter notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus (if any) and any amendments or supplements thereto as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as the Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Underwriter or counsel for the Underwriter shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriter or counsel for the Underwriter shall have notified the Company as aforesaid, the Company will promptly notify the Underwriter of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the

Company will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriter or counsel for the Underwriter shall have notified the Company as aforesaid, the Company will promptly notify the Underwriter of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. In the case of any Securities that are not listed on the Nasdaq Global Select Market, the Company will use its best efforts to effect the listing of the Securities on such exchange as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Underwriter, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriter pursuant to this Agreement, or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Underwriter:

(1) issue Securities to the Underwriter pursuant to this Agreement,

(2) issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(3) issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to the Underwriter, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D to this Agreement and otherwise satisfactory in form and substance to the Underwriter.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriter and the Company may deem appropriate, and if requested by the Underwriter, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit H hereto and such other information as may be required by Rule 433 or as the Underwriter and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Press Releases and Other Communications. Prior to the Closing Date, the Company will not directly or indirectly issue any press release or other communication or hold any press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Securities, without the prior written consent of the Underwriter, except as may be required by law, in which case the Company shall use its reasonable best efforts to allow the Underwriter reasonable time to comment on such release or other communication in advance of such issuance.

(n) Financial Statements. Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared, copies of any financial statements of the Company, if any, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriter, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus (if any), any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the

Underwriter in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (not to exceed $10,000), (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

(b) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company has made or may make for the allocation or sharing of any such expenses and costs.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Underwriter or counsel for the Underwriter, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, the Underwriter shall have received the favorable opinions, dated as of Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit E hereto and to such further effect as the Underwriter may reasonably request, and of (i) Reeder & Simpson P.C., Marshall Islands counsel for the Company, (ii) Despoina Bacha, counsel to the Company with respect to Greek law matters, (iii) Dr. Jean-Pie Gauci-Maistre, Maltese counsel for the Company, (iv) Tilman Dunbar, Jr., Liberian counsel for the Company, and (v) Patton Moreno & Asvat, Panamanian counsel for the Company and (vi) Higgs & Johnson, Bahamian counsel for the Company, each in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit F-1, F-2, F-3, F-4, F-5 and F-6 hereto and to such further effect as the Underwriter may reasonably request.

(c) Opinion of Counsel for Underwriter. At the Closing Date, the Underwriter shall have received the favorable letter, dated as of Closing Date, of Proskauer Rose LLP, counsel for the Underwriter (“Underwriter’s Counsel”), with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Underwriter may reasonably request.

(d) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Underwriter shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte Hadjipavlou, Sofianos & Cambanis S.A. a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Underwriter shall have received from Deloitte Hadjipavlou, Sofianos & Cambanis S.A. a letter, dated as of Closing Date and in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Approval of Listing. At the Closing Date, the Securities to be purchased by the Underwriter from the Company at such time shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(h) Lock-up Agreements. Prior to the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(i) No Objection. Prior to the date of this Agreement, FINRA shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Appointment Agreements. At the Closing Date, the Underwriter shall have received from the Company an Appointment Agreement in form and substance satisfactory to the Underwriter, signed by the Company and the Authorized Agent.

(k) [Reserved].

(l) Additional Documents. At the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Underwriter or counsel for the Underwriter may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriter.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriter as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the 6th paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the 12th, 13th, 14th and 15th paragraphs under such caption (but only insofar as such information concerns the Underwriter).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriter and the other indemnified parties referred to in Section 6(a) above shall be selected by the Underwriter, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriter and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of the Underwriter, each officer, director, employee, partner and member of the Underwriter or any such affiliate, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Underwriter or counsel to the Underwriter, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any officer, director, employee, partner, member or agent of the Underwriter or any person controlling the Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriter shall be directed to the Underwriter at Global Hunter Securities, LLC, 400 Poydras Street, Suite 3100, New Orleans, Louisiana 70130, Attention of Gary Meringer, fax no. (504) 212-1610 (with such fax to be confirmed by telephone to (504) 410-8010); and notices to the Company shall be directed to it at 331 Kifissias Avenue, Erithrea 14561, Athens, Greece, Attention of Harry Vafias, fax no. 011-30-210-625-0018.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:00 P.M. (New York City time) on August _,, 2014 or such other time as agreed by the Company and the Underwriter.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means the Loan Agreement with Fortis Bank (Nederland) N.V. and Deed of Release of Security and Obligations; the Supplemental Agreement, dated February 27, 2006, with DnB Nor Bank ASA; the Loan Agreement, dated May 17, 2006, with BNP Paribas (formerly Fortis Bank-Athens Branch); the Loan Agreement, dated June 28, 2006, with DnB Nor Bank ASA; the Second Supplemental Agreement, between Empire Spirit Ltd., Independent Trader Ltd., Triathlon Inc., Soleil Trust Inc., Jungle Investment Limited and Northern Yield Shipping Limited and DnB NOR Bank ASA, dated January 30, 2007; the Loan Agreement, dated as of June 21, 2007, between StealthGas Inc., as borrower, Scotiabank (Ireland) Limited, as lender, Scotiabank Europe plc, as security trustee, and The Bank of Nova Scotia, as swap bank; the Supplemental Agreement, dated January 8, 2008, between StealthGas Inc., as borrower, Scotiabank (Ireland) Limited, as lender, Scotiabank Europe plc, as security trustee, and The Bank of Nova Scotia, as swap bank; the Loan Agreement, dated July 30, 2008, between StealthGas Inc., as borrower, and National Bank of Greece, as lender; the Loan Agreement, dated August 28, 2008, between StealthGas Inc., as borrower, and Emporiki Bank of Greece, S.A., as lender; the Third Supplemental Agreement, dated March 14, 2008, Empire Spirit Ltd., Independent Trader Ltd., Triathlon Inc., Soleil Trust Inc., Jungle Investment Limited and Northern Yield Shipping Limited, as joint and several borrowers, and DnB NOR Bank ASA, as lender; the Loan Agreement, dated January 30, 2009, between Casteli Castle Inc., as borrower, DnB NOR Bank ASA, as lender, DnB NOR Bank ASA, as Agent, Account Bank and Security Trustee, and DnB NOR Bank ASA as Swap Bank; the Loan Agreement, dated February 12, 2008, between StealthGas Inc., as borrower, and Deutsche Bank AG Filiale Deutschlandgeschaft, as lender; the Loan Agreement, dated February 19, 2009, between EFG Eurobank Ergasias S.A., as lender, and StealthGas Inc., as borrower; the Amendment Letter, dated March 18, 2010, between StealthGas, Inc. and Scotiabank (Ireland) Limited, in respect of Loan Agreement, dated June 21, 2007, as amended; the Supplemental Agreement, dated October 21, 2009, between StealthGas Inc., as borrower, and Deutsche Bank AG Filiale Deutschlandgeschaft; the Second Supplemental Agreement, dated April 27, 2010, between StealthGas Inc., as borrower, and Deutsche Bank AG Filiale Deutschlandgeschaft in respect of loan agreement, dated February 12, 2008, as amended, as supplemented by a supplemental agreement dated October 21, 2009; the Loan Agreement, dated March 1, 2011, between StealthGas Inc., as borrower and Norddeutsche Landesbank Girozentrale, as lender; the Third Supplemental Agreement, dated April 8, 2011, between StealthGas Inc., as borrower and Deutsche Bank AG Filiale Deutschlandgeschaft in respect of loan agreement, dated February 12, 2008, as amended and supplemented by supplemental agreements dated October 21, 2009 and April 27, 2010 and supplemented by a supplemental later dated November 18, 2010; the Amendment Letter, dated July 6, 2012, between StealthGas Inc. and Deutsche Bank AG Filiale

Deutschlandgeschaft, in respect of loan agreement, dated February 12, 2008, as amended and supplemented by supplemental agreements dated October 21, 2009, April 27, 2010 and April 8, 2011; the Loan Agreement between StealthGas Inc. and Commonwealth Bank of Australia, dated September 23, 2013; the Loan Agreement between StealthGas Inc. and Credit Agricole Corporate Investment Bank, dated March 24, 2014; the Loan Agreement between StealthGas Inc. and NIBC Bank NV, dated April 16, 2014; and the Loan Agreement by and among StealthGas Inc., the Banks (as defined therein) and ABN Amro Bank N.V., as agent, security trustee and swap bank, dated as of July 4, 2014, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form F–3 (Registration No. 333-189971), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time such information is deemed, pursuant to Rule 431B, to be part of the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits G and H hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offering Price” means $10.00 per share, the price of the Securities offered to the purchasers of the Securities, as described in the General Disclosure Package and the Prospectus.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreements and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus,

any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Underwriter.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement , the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus (if any) or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Underwriter. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriter is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriter has advised or is advising the Company on other matters;

(b) the offering price of the Securities and the price to be paid by the Underwriter for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 18. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. The Company represents and warrants that it has appointed CT Corporation as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan, the City and County of New York upon which process may be served in any such action, suit or proceeding pursuant to a written agreement (each, an “Appointment Agreement”), a true, complete and correct copy of which will be delivered to the Underwriter on the Closing Date, further represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and agrees that service of process upon such Authorized Agent, and written notice of said service to the Company, as provided in this Agreement shall be deemed in every respect effective service of process upon the Company, in any such action, suit or proceeding, and agrees to take any and all such action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for a period of ten years from the date of this Agreement.

SECTION 21. Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions pursuant hereto, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 22. Judgment Currency. The obligation of the Company in respect of any sum due to the Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by the Underwriter of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss in respect of any sum due to the Underwriter from the Company. If the U.S. dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriter hereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

STEALTHGAS INC.

By:	/s/ Harry N. Vafias
	Name:	Harry N. Vafias
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

By: GLOBAL HUNTER SECURITIES, LLC

By:	/s/ Gary Meringer
Authorized Signatory

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members

Material Subsidiaries
None

Active Subsidiaries

Admired Asset Inc.	Marshall Islands	Incorporation	N/A

Arabian Oil Services Inc.	Marshall Islands	Incorporation	N/A

Aracruz Trading Ltd.	Marshall Islands	Limited Liability	N/A

Bahla Beauty Inc.	Marshall Islands	Incorporation	N/A

Baroness Holdings Inc.	Marshall Islands	Incorporation	N/A

Cannes View Inc.	Marshall Islands	Incorporation	N/A

Calabasas Industries Inc.	Marshall Islands	Incorporation	N/A

Carinthia Inc.	Liberia	Incorporation	N/A

Chios Legacy Inc.	Marshall Islands	Incorporation	N/A

Clean Power Inc.	Marshall Islands	Incorporation	N/A

East Propane Inc.	Marshall Islands	Incorporation	N/A

Eastern Exploration Inc.	Marshall Islands	Incorporation	N/A

Ecstasea Inc.	Marshall Islands	Incorporation	N/A

Empire Spirit Ltd.	Marshall Islands	Limited Liability	N/A

Empress Enterprises Ltd.	Marshall Islands	Limited Liability	N/A

Evolution Crude Inc.	Marshall Islands	Incorporation	N/A

Energetic Peninsula Limited*	Liberia	Limited Liability	N/A

Fighter Gas Inc.	Marshall Islands	Incorporation	N/A

Financial Power Inc.	Marshall Islands	Incorporation	N/A

Gastech Inc.	Marshall Islands	Incorporation	N/A

Geneve Butane Inc.	Marshall Islands	Incorporation	N/A

Iceland Limited	Malta	Limited Liability	N/A

International Gases Inc.	Marshall Islands	Incorporation	N/A

Italia Trades Inc.	Marshall Islands	Incorporation	N/A

Jungle Investment Limited	Malta	Limited Liability	N/A

K Investments Inc.	Marshall Islands	Incorporation	N/A

King of Hearts Inc.	Marshall Islands	Incorporation	N/A

Luckyboy Inc.	Marshall Islands	Incorporation	N/A

Manama Pride Inc.	Marshall Islands	Incorporation	N/A

Mr Roi Inc.	Marshall Islands	Incorporation	N/A

Northern Capital Holding Inc.	Liberia	Incorporation	N/A

Northern Yield Shipping Limited	Cyprus	Limited Liability	N/A

Octopus Gas Inc.	Liberia	Incorporation	N/A

Oxfordgas Ltd.	Liberia	Limited Liability	N/A

Pelorus Inc.	Liberia	Incorporation	N/A

Petchem Trading Inc.	Marshall Islands	Incorporation	N/A

Revolution Inc.	Marshall Islands	Incorporation	N/A

Rising Sun Inc.	Liberia	Incorporation	N/A

Santa Barbara Inc.	Marshall Islands	Incorporation	N/A

Santa Monica Inc.	Marshall Islands	Incorporation	N/A

Semichlaus Exports Ltd.	Malta	Limited Liability	N/A

Sikousis Legacy Inc.	Marshall Islands	Incorporation	N/A

Soleil Trust Inc.	Marshall Islands	Incorporation	N/A

Sound Effex Inc.	Marshall Islands	Incorporation	N/A

Spacegas Inc.	Marshall Islands	Incorporation	N/A

Steam Power Inc.	Marshall Islands	Incorporation	N/A

Tankpunk Inc.	Marshall Islands	Incorporation	N/A

Tatoosh Beauty Inc.	Liberia	Incorporation	N/A

Triathlon Inc.	Marshall Islands	Incorporation	N/A

Ventspils Gases Ltd.	Malta	Limited Liability	N/A

Wolverines Inc.	Marshall Islands	Incorporation	N/A

Daytona Industries Co	Marshall Islands	Incorporation	N/A

Dormant Subsidiaries	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members†

Aura Gas Inc.	Marshall Islands	Incorporation	N/A

Continent Gas Inc.	Marshall Islands	Incorporation	N/A

†	Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

Gas De Brazil Inc.	Marshall Islands	Incorporation	N/A

Lpgone Ltd.	Marshall Islands	Limited Liability	N/A

Studio City Inc.	Marshall Islands	Incorporation	N/A

Matrix Gas Trading Ltd.	Marshall Islands	Limited Liability	N/A

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Flawless Management Inc.

Harry N. Vafias

Michael G. Jolliffe

Markos Drakos

Lambros Babilis

John Kostoyannis

Stavros Papantonopoulos

Diamantis Andriotis

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

StealthGas Inc.

Public Offering of Common Stock

Dated as of             , 2014

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, Louisiana 70130

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among StealthGas Inc., a Marshall Islands corporation (the “Company”), Global Hunter Securities, LLC (the “Underwriter”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 30th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Underwriter, transfer any Common Stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Underwriter, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to August 15, 2014, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The undersigned hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

1.	To the extent governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company.

2.	The Registration Statement has been declared effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending by the Commission. The required filing of the Pre-Pricing Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

3.	To our knowledge, there are no U.S. Federal or New York State legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

4.	The execution, delivery and performance of the Underwriting Agreement and the consummation by the Company of the transactions set forth therein will not result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument, known to us, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject other than which would not, individually or in the aggregate, reasonably be expected to (solely with respect to Company Documents other than the Subject Instruments (each as defined in the Underwriting Agreement)) have a Material Adverse Effect, nor will such action result in the violation of any applicable U.S. Federal or New York State law, statute, rule, regulation or any judgment, order, writ or decree, known to us, of any U.S. Federal or New York State court, governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

5.	No consent, approval, authorization or order of, or filing with, any U.S. Federal or New York State court, governmental authority or agency (other than under the Act and the Rules and Regulations and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion), which is in our experience customarily applicable to transactions of the type contemplated by the Underwriting Agreement, is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Shares by the Company.

6.	The statements made in the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, incorporated by reference into the General Disclosure Package and

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Prospectus, under the caption “Item 10. Additional Information—Tax Considerations—United States federal income tax considerations,” insofar as such statements constitute summaries of certain federal tax laws of the United States, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you (i) that any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code; (ii) such advice was written in support of the promotion, marketing or recommending of the transactions or matters addressed herein and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

7.	Except as set forth in the Underwriting Agreement, and to the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights.

8.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Subject to the foregoing, we confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date hereof (except in each case as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which we make no comment), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and (b) each of the documents incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting as to which we make no comment), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act. Furthermore, subject to the foregoing, nothing has come to our attention that has led us to believe that (i) any part of the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of

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the circumstances under which they were made, not misleading; provided, however, that (a) we do not express any belief and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except as and to the extent set forth in paragraph (6) of the opinion letter of even date herewith), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial or accounting data derived therefrom, or information about internal control over financial reporting, in the Registration Statement, the General Disclosure Package or the Prospectus, (c) we do not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the General Disclosure or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided and (d) we do not express any belief with respect to the representations and warranties contained in the exhibits to the Registration Statement or in the exhibits to the documents incorporated by reference in Registration Statement, the General Disclosure Package or the Prospectus.

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EXHIBIT F-1

FORM OF MARSHALL ISLANDS COUNSEL FOR THE COMPANY COUNSEL OPINION

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshal Islands.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. Each RMI Subsidiary (as defined below) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the RMI, has the power and authority as a corporation, limited or general partnership or limited liability company, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each RMI Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each RMI Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each RMI Subsidiary that is a limited liability company have been duly authorized and validly issued and are fully paid and (except in the case of general partnership interests) non-assessable and, to our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any RMI Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any RMI Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any RMI Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such RMI Subsidiary or any other person arising under the Organizational Documents of such Subsidiary, the laws of the Marshal Islands, or, to our knowledge, otherwise. As used in this opinion, the term “RMI Subsidiaries” means the Subject Subsidiaries (as defined in the Underwriting Agreement.

4. Based solely upon the representations made in the Certificates of Ownership and Encumbrance issued by the RMI Maritime Administrator dated                     , 2014, and attached hereto as Schedule B, each of the Vessels has been duly registered with the RMI Maritime Administrator under the RMI flag and in the ownership of the respective RMI Subsidiary listed on the attached Schedule A, free from any registered encumbrances except those identified on Schedule B on the date therein. For the avoidance of doubt “registered encumbrances” refers only to encumbrances recorded with the RMI Maritime Administrator.

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5. The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Securities by the Underwriter on the Closing Date, the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As Further Adjusted” and in the corresponding line items under such caption (in each case except for issuances, if any, subsequent to the date of the Underwriting Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such stock option or other equity incentive plans as so described, or upon the exercise of options or warrants described in the Pre-Pricing Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the charter or bylaws of the Company, the laws of the Marshal Islands or, to our knowledge, otherwise.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The Securities to be sold by the Company under the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (B) no holder of the Securities is or will be subject to personal liability by reason of being such a holder under the charter or by-laws of the Company, the laws of the RMI or, to our knowledge, otherwise.

8. The sale of the Securities to the Underwriter pursuant to the Underwriting Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the charter or bylaws of the Company, the laws of the RMI or, to our knowledge, otherwise.

9. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the laws of the RMI, and with any applicable requirements of the charter and by-laws of the Company.

10. To our knowledge, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any RMI court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any of its RMI subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be, or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

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11. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Description of Capital Stock,” and “Tax Considerations” and the information in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013 under the captions “Risk Factors—We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law,” “Risk Factors—It may be difficult to enforce service of process and enforcement of judgments against us and our officers and directors,” ““Risk Factors—Anti-takeover provisions in our organizational documents could make it difficult for our stockholders to replace or remove our current Board of Directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock,” “Additional Information—Share Capital,” “Additional Information—Articles of Incorporation and Bylaws,” “Additional Information—Exchange Controls and Other Limitations Affecting Stockholders,” and “Additional Information—Tax Considerations – Marshall Islands Tax Consequences”, in each case to the extent that it constitutes matters of Marshall Islands law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws, any Subject Instrument or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects.

12. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects.

13. To our knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

14. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any RMI court or governmental authority or agency or as may be required under the RMI securities or blue sky laws, as to which we have not been called upon to express an opinion), (B) no authorization, approval, vote or other consent of any stockholder of the Company, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the authorization, execution or delivery of the Underwriting Agreement by the Company for the offering of the Securities as contemplated by the Underwriting Agreement or for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to the Underwriting Agreement.

15. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as

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described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its RMI Subsidiaries pursuant to, (x) any Subject Instrument or (y) any other Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any Subsidiary or RMI applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any of its RMI Subsidiaries or any of their respective assets, properties or operations.

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EXHIBIT F-2

FORM OF GREEK COUNSEL FOR THE COMPANY COUNSEL OPINION

1.	no consent or other form of authorization is required from any court or governmental agency or body or any stock exchange authority in Greece in connection with the valid execution and delivery by the Company of the Underwriting Agreement or the sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement;

2.	all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Greece be paid in United States dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in Greece;

3.	to the best of my knowledge, there are no legal or governmental proceedings pending or threatened in Greece to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject;

4.	to the best of my knowledge, the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated herein will not conflict in any material respect with any Greek law;

5.	the Company and its subsidiaries are not required to file tax returns or pay any taxes in Greece;

6.

to the best of my knowledge, each of the Company and its subsidiaries do not need to obtain any licenses or other forms of authorization under Greek law, and do not need to make any declarations or filings with, any governmental authorities, self-regulatory organizations and any courts and other tribunals, in Greece, in order to own or lease, as the case may be, and to operate the vessel owned by each of its subsidiaries and to conduct its business as described in the General Disclosure Package and the Prospectus (other than such licenses or other forms of authorization the failure to obtain would not in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties, general affairs, management, consolidated financial position, results of operations, cash flows or stockholders’ equity of the Company and its subsidiaries taken as a whole), and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation

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or modification of any such license or other form of authorization; and each of the Company and its subsidiaries is in compliance in all material respects with all laws and regulations in Greece relating to the ownership or lease, as the case may be, and the operation of the vessel owned by each of the subsidiaries and the conduct of its business as described in the General Disclosure Package and the Prospectus; and

7.	there are no taxes or duties payable in Greece by or on behalf of the Underwriter in connection with the sale and delivery by the Company of the Shares to or for the account of the Underwriter or the sale and delivery by the Underwriter of the Shares to the initial purchasers thereof.

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EXHIBIT F-3

FORM OF MALTESE COUNSEL FOR THE COMPANY COUNSEL OPINION

i.	The Companies are duly registered in accordance with the Laws of Malta and are regulated by the Merchant Shipping (Shipping Organisations – Private Companies) Regulations, 2004 (hereinafter “the Regulations”).

In terms of Regulation 18(2) of the Regulations, a Certificate of Registration given in respect of a company is conclusive evidence that the requirements of the Regulations and of matters precedent and incidental to it have been complied with and that the company is duly registered in terms of the Regulations.

ii.	The authorized share capital of each of the Companies concerned is that of two thousand Euros (€2000) divided into two thousand (2000) ordinary shares of € 2.329373 each. The issued share capital of each of the Companies concerned is that of one thousand one hundred and sixty-four Euros and sixty-nine cents (€1164.69) divided into five hundred (500) ordinary shares of € 2.329373 each, out of which twenty per centum (20%) has been paid up.

In terms of the Regulations the authorized share capital of a company should not be less than that of one thousand and one hundred and sixty-four euros and sixty-nine cents (€1,164.69) which should be fully subscribed to in the Memorandum of Association of the company.

Also in terms of the Regulations, at least twenty per centum (20%) of the nominal value of each share taken up in the Memorandum of Association must be paid up on formation of the company.

The statutory requirements in relation to share capital are therefore fully observed by each of the Companies.

iii.	From searches conducted on the public registers of each of the Companies and on the basis of the good standing certificates issued by the Registrar of Companies in Malta, it results that each one of the Companies is still constituted and registered as a limited liability company under the laws of Malta and is in good standing;

iv.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any stockholder of the Maltese Subsidiary, (C) no authorization, approval, waiver or consent under any Maltese law governed agreements to which the Maltese Subsidiary is a party, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required under Maltese Law on actions taken by a foreign parent company of the Maltese Subsidiary by virtue of such parent company’s ownership of the Maltese Subsidiary.

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v.	Assuming none of the Subsidiaries nor any of their respective parents, subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivision of the Government of Malta or another sovereign jurisdiction, and assuming none thereof are regularly engaged in the conduct of activities pursuant to contractual arrangements with Malta or another sovereign jurisdiction or any division, bureau, office, agency, department, committee or political subdivision thereof, none of the Subsidiaries nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

vi.	The beneficial owner of Jungle, Ventspils, Semichlaus and Iceland is StealthGas Inc. of the Marshall Islands.

vii.	From searches conducted on the public registers of the Companies concerned it results that to date no notice of pledge of shares in any of the Companies concerned has been filed pursuant to Article 37 of the Regulations;

In terms of Article 37 whenever a pledge of securities of a Maltese company regulated by the Regulations takes place, a notice of the pledge must be delivered for registration with the Registrar of Companies in Malta within fourteen days of the granting of the pledge. The pledge of the securities shall be effective in relation to third parties only after the registration by the Registrar of Companies of such notice.

To the extent that we could ascertain the shares in the Companies concerned are free of liens and encumbrances.

viii.	The main objects of the Companies are those of buying or acquiring on any title, selling, operating, chartering on a bareboat or on a fully equipped basis or exchange ships, yachts, boats and any other vessels.

ix.	In terms of Article 14 of the Regulations, the principal objects of a company regulated by the Regulations shall include one or more of the activities referred to in sub-article (1) to article 84Z of the Merchant Shipping Act.

In terms of Article 84Z(1) of the Merchant Shipping Act, an organisation shall qualify as a shipping organisation under the Act if its principal objects are one or more of the activities indicated therein and it attains and maintains a licence. Inter alia these objects include the ownership, operation (under charter or otherwise), administration and management of a ship or ships registered as a Maltese ship in terms of the Merchant Shipping Act and the carrying on of all ancillary financial, security and commercial activities in connection therewith.

There can be no doubt that the aforementioned objects of the Companies as indicated in the immediately preceding paragraph fall within the ambits of these legally permitted principal objects.

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x.	The objects of the Companies inter alia comprise the registration of ships, yachts, boats and any other vessels in any registry and under any flag as the Directors of the Companies may deem fit in accordance with the Merchant Shipping Act (Chapter 234 of the Laws of Malta) as tonnage tax ships where applicable.

xi.	The Companies are duly licensed as Shipping Organisations in accordance with the provisions of the Merchant Shipping Act and in particular pursuant to the provisions of the Merchant Shipping (Licensing of Shipping Organisations) Regulations, 2005.

Jungle, Ventspils, Semichlaus and Iceland are companies qualifying as shipping organisations in terms of Article 84Z of the Merchant Shipping Act and qualifying to own a Maltese ship and are furthermore the respective registered owners of the vessels “Gas Cathar”, “Gas Arctic”, “Gas Ice” and “Gas Crystal” listed on Schedule One hereto and as such each one of Jungle, Ventspils, Semichlaus and Iceland is deemed to have been issued with a licence as a shipping organisation authorising it to carry on the activities set out in Article 84Z of the Merchant Shipping Act.

Schedule One constitutes an integral part of this legal opinion.

xii.	The motor vessels “Gas Cathar”, “Gas Arctic”, “Gas Ice” and “Gas Crystal” listed on Schedule One have been duly registered under the Malta flag and each vessel is so registered in the sole ownership of the company indicated as the “Owning Entity” in the said Schedule under the laws of Malta;

xiii.	From searches conducted on the register, the vessel listed on Schedule One being the motor vessel “Spike” has been duly registered under the Malta flag and is so registered in the sole ownership of the company Tanpunk Inc. of the Marshall Islands, indicated as the “Owning Entity” in the said Schedule.

xiv.	The resident agent for Tanpunk Inc. is Fenlex Corporate Services Ltd. of Malta.

xv.	In accordance with the provisions of the Merchant Shipping Act, a certificate of Malta Registry has been issued in the name of the charterers Spike Shipping Ltd of Malta (hereinafter referred to as the “Charterers”).

xvi.	The Charterers as operators under charter and for the purpose of the Merchant Shipping Act had paid an amount equal to the annual tonnage tax, in addition to that paid by Tanpunk Inc.

xvii.	The registers of each of the motor vessels “Gas Cathar”, “Gas Arctic”, “Gas Ice”, “Gas Crystal” and “Spike” are encumbered as indicated in Schedule One to this Legal Opinion.

xviii.	To the extent we could ascertain each of the vessels “Gas Cathar”, “Gas Arctic”, “Gas Ice”, “Gas Crystal” and “Spike” are in good standing with respect to the payment of registration fees and tonnage taxes payable under the laws of Malta as would affect their registration under the Maltese flag.

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xix.	This opinion is limited to the law of Malta as at the date hereof and is given on the basis of our knowledge of that law as of that date. We do not assume any obligation to advise any person entitled to rely on this opinion of any subsequent change in, or in the interpretation of, the law of Malta or if we become aware of any facts or circumstances that might change the opinion expressed herein after the date hereof. We express no opinion on the law of any jurisdiction other than Malta and with respect to the laws of any country which may apply as the proper law of the Prospectus Supplement and the United States Securities and Exchange Commission Washington D.C. 20549 Form20-F

xx.	This opinion is strictly limited to the matters stated in it and does not apply by implication or otherwise to any other matters.

xxi.	This opinion is addressed to you and only for your benefit and that of Proskauer Rose LLP and Morgan, Lewis & Bockius LLP, New York, New York; it may not, without our prior written consent, be relied upon by any other person other than yourselves or otherwise disclosed or filed with any person or quoted or referred to in public document.

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EXHIBIT F-4

1.	The is a corporation incorporated, in good standing, and duly constituted under the Laws of the Republic of Liberia.

2.	That has the corporate power and authority to own, lease and operate its properties, including the vessels identified on the attached Schedule A (the “Vessels”) and to conduct its business as described in the General Disclosure Package and Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of the Subsidiary or any other person arising under the Organizational Documents of the Subsidiary or the laws of the Republic of Liberia.

3.	No Filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under Title 5 the Association Laws 1976 Liberian Codes of Laws Revised), which have been obtained, or as may be required under the State Securities or blue sky laws, as to which we have not been called upon to express an opinion), (B) no authorization, approval, vote or other consent of any stockholder of the Company, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the authorization, execution or delivery of the Underwriting Agreement by the Company for the offering of the Securities as contemplated by the Underwriting Agreement or for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to the Underwriting Agreement.

4.	Based solely upon the representations made in the Certificates of Ownership and Encumbrance issued by the Liberian International Ship and Corporate Registry (LISCR) dated 2014, and attached hereto as Schedule B, each of the Vessels has been duly registered with LISCR under the Republic of Liberia flag and in the ownership for the respective Subsidiary listed on the attached Schedule A, free from any registered encumbrances except those identified in Schedule B on the date therein. For the avoidance of doubt, “registered encumbrances” refers only to encumbrances recorded with LISCR.

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5.	Assuming none of the Subsidiaries nor any of their respective parents, subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivision, of the Government of the Republic of Liberia or another sovereign jurisdiction, and assuming none thereof are regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of Liberia or another sovereign jurisdiction or any division, bureau, office, agency, department, committee or political subdivision thereof, none of the Subsidiaries nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

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EXHIBIT F-5

FORM OF PANAMANIAN COUNSEL FOR THE COMPANY COUNSEL OPINION

(a) the m.v. LYNE has its title of ownership permanently registered at the Directorate of Property and Encumbrances of the Public Registry of the Panama Maritime Authority in the name of the                      at Microjacket N-                    , Document No.                      as of                     ;

The m.v. LYNE is free from registered liens, claims, charges, debts or encumbrances and defects of title of record other than a First Preferred Mortgage granted in favour of                      in the amount of US$                      which has been permanently registered at the Directorate of Property and Encumbrances of the Public Registry of the Panama Maritime Authority at Microjacket N-                    , Document No.                      as of                     .

(b) the m.v. GAS INSPIRATION has its title of ownership permanently registered at the Directorate of Property and Encumbrances of the Public Registry of the Panama Maritime Authority in the name of                      at Microjacket N-                    , Document No.                     as of                     ;

The m.v. GAS INSPIRATION is free from registered liens, claims, charges, debts or encumbrances and defects of title of record other than a First Preferred Mortgage granted in favour of                      in the amount of US$                      which has been permanently registered at the Directorate of Property and Encumbrances of the Public Registry of the Panama Maritime Authority at Microjacket N-                    , Document No.                      as of                     .

(c) the m.v. GAS SINCERITY has its title of ownership permanently registered at the Directorate of Property and Encumbrances of the Public Registry of the Panama Maritime Authority …….

The m.v. GAS SINCERITY is free from registered liens, claims, charges, debts or encumbrances and defects of title of record other than a First Preferred Mortgage granted in favour of….

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EXHIBIT F-6

FORM OF BAHAMIAN COUNSEL FOR THE COMPANY COUNSEL OPINION

2.1	the Chiltern is duly registered in the Bahamian Registry of Ships, port of Nassau by the Registrar of Bahamian Ships at the London office of the Bahamas Maritime Authority under the laws and flag of The Bahamas in the ownership of Luckyboy Inc., and (b) the Chiltern is free of any mortgage lien or other encumbrance of record except for a first priority mortgage dated the 3rd June, 2009 in favour of DVB Bank SE and a second priority mortgage dated 25th February, 2011 in favour of DVB Bank SE.

2.2	the Gas Haralambos is duly registered in the Bahamian Registry of Ships, port of Nassau by the Registrar of Bahamian Ships at the London office of the Bahamas Maritime Authority under the laws and flag of The Bahamas in the ownership of Cannes View Inc., and (b) the Gas Haralambos is free of any mortgage lien or other encumbrance of record except for a first priority mortgage dated the 2nd July, 2009 in favour of NIB C Bank N.V.

2.3	the Gas Monarch is duly registered in the Bahamian Registry of Ships, port of Nassau by the Registrar of Bahamian Ships at the London office of the Bahamas Maritime Authority under the laws and flag of The Bahamas in the ownership of Empire Spirit Ltd., and (b) the Gas Monarch is free of any mortgage lien or other encumbrance of record except for a first priority mortgage dated the 21st July, 2010 in favour of DnB NOR Bank ASA.

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EXHIBIT G

PRICE-RELATED INFORMATION

Offering Price: $10.00 per share

Net proceeds, before expenses, to the Company: $34,613,750

Common Shares Issued: 3,500,000

G-1

EXHIBIT H

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

“None”

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EXHIBIT I

Owned Vessels

Vessel Name	Vessel Flag	Vessel-Owning Subsidiary

Gas Cathar	Malta	Jungle Investment Limited (Malta)

Gas Esco	Liberia	Tatoosh Beauty Inc. (Liberia)

Gas Husky	Liberia	Octopus Gas Inc.

Gas Premiership	Marshall Islands	Ecstasea inc. (Marshall Islands)

Gas Haralambos	Bahamas	Cannes View Inc. (Marshall Islands)

Gas Marathon	Marshall Islands	Triathlon Inc. (Marshall Islands)

Gas Moxie	Marshall Islands	Aracruz Trading Ltd. (Marshall Islands)

Gas Flawless	Marshall Islands	Evolution Crude Inc. (Marshall Islands)

Gas Elixir	Liberia	Rising Sun Inc.(Liberia)

Gas Myth	Liberia	Pelorus Inc. (Liberia)

Gas Cerberus	Liberia	Carinthia Inc.(Liberia)

Gas Monarch	Bahamas	Empire Spirit Ltd. (Marshall Islands)

Gas Nirvana	Liberia	Oxfordgas Ltd. (Liberia)

Gas Emperor	Marshall Islands	Empress Enterprises Ltd, (Marshall Islands)

Gas Texiana	Marshall Islands	East Propane Inc. (Marshall Islands)

Gas Prodigy	Liberia	Energetic Peninsula Limited(Liberia)

Gas Icon	Marshall Islands	Fighter Gas Inc. (Marshall Islands)

Gas Defiance	Marshall Islands	Spacegas Inc.(Marshall Islands)

Gas Shuriken	Marshall Islands	Financial Power Inc. (Marshall Islands)

Gas Sincerity	Panama	Soleil Trust Inc.(Marshall Islands)

Vessel Name	Vessel Flag	Vessel-Owning Subsidiary

Gas Spirit	Panama	Petchem Trading Inc.(Marshall Islands)

Gas Zael	Panama	International Gases Inc.(Marshall Islands)

Gas Kaizen	Marshall Islands	Geneve Butane Inc.(Marshall Islands)

Gas Evoluzione	Marshall Islands	Italia Trades Inc. (Marshall Islands)

Gas Astrid	Marshall Islands	Sound Effex Inc. (Marshall Islands)

Gas Sikousis	Marshall Islands	Gastech Inc.(Marshall Islands)

Gas Exelero	Marshall Islands	Revolution Inc. (Marshall Islands)

Gas Arctic	Malta	Ventspils Gases Ltd. (Malta)

Gas Ice	Malta	Semichlaus Exports Ltd. (Malta)

Gas Pasha	Panama	Baroness Holdings Inc.(Marshall Islands)

Gas Crystal	Malta	Iceland Ltd.(Malta

Gas Legacy	Malta	Northern Yield Shipping Limited (Cyprus)

Gas Enchanted	Bahamas	Admired Asset Inc.(Marshall Islands)

Gas Alice	Liberia	Northern Capital Holding Inc. (Liberia)

Gas Galaxy	Bahamas	Luckyboy Inc. (Marshall Islands)

Gas Ethereal	Marshall Islands	Arabian Oil Services Inc. (Marshall Islands)

Sakura Symphony	Panama	Manama Pride Inc. (Marshall Islands)

Sakura Symphony	Panama	Manama Pride Inc. (Marshall Islands)

Navig8 Faith	Marshall Islands	Mr Roi Inc.(Marshall Islands)

Eco Stream	Marshall Islands	Steam Power Inc. (Marshall Islands)

Navig8Fidelity	Marshall Islands	Clean Power Inc.(Marshall Islands)

Vessel Name	Vessel Flag	Vessel-Owning Subsidiary

Spike	Malta	Tankpunk Inc.

Stealth Bahla	Marshall islands	King of Hearts Inc. (Marshall Islands)

Eco Chios	Marshall Islands	Chios Legacy Inc. (Marshall Islands)

EXHIBIT J

Vessel Acquisition Agreements

Memorandum of Agreement, dated as of August 22, 2012, for Hull No. B-5065.

Memorandum of Agreement, dated as of August 22, 2012, for Hull No. B-5066.

Shipbuilding and Sales Contract, dated as of August 1, 2013 for Hull No. 578.

Shipbuilding and Sales Contract, dated as of August 1, 2013 for Hull No. 580.

Shipbuilding and Sales Contract, dated as of August 1, 2013 for Hull No. 585.

Shipbuilding and Sales Contract, dated as of August 1, 2013 for Hull No. 586.

Memorandum of Agreement, dated as of September 11, 2013 for Hull S521.

Memorandum of Agreement, dated as of September 25, 2013 for Hull No. 608.

Memorandum of Agreement, dated as of September 25, 2013 for Hull No. 609.

Shipbuilding and Sales Contract, dated as of September 27, 2013 for Hull No. 587.

Shipbuilding and Sales Contract, dated as of September 27, 2013 for Hull No. 588.

Sales Contract, dated as of December 27, 2013 for Hull No. 686.

Memorandum of Agreement, dated as of January 8, 2014, for Hull No. 693.

Memorandum of Agreement, dated as of April 1, 2014, for Hull No.K 615

Shipbuilding Contract, dated as of June 5, 2014, for Hull No. 8184

Shipbuilding Contract, dated as of June 5, 2014, for Hull No. 8185

Contract for Construction and Sale, dated as of June 19, 2014, for Hull No.S-528

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